UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

Cognition Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40886	13-4365359
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Westchester Avenue Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 481-2210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	CGTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported on Cognition Therapeutics, Inc.'s (the "Company") Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 13, 2024, on September 12, 2024 the Company received a notification letter (the “Bid Price Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock has been below the minimum $1.00 per share required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was given 180 calendar days, or until March 11, 2025, to regain compliance with Rule 5450(a)(1).

On March 12, 2025, the Company received a notice (the “Extension Notice”) from Nasdaq informing the Company that Nasdaq granted the Company an additional 180 calendar days, or until September 8, 2025, to regain compliance with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5450(a)(1) (the “Rule”). In connection with the Extension Notice, the listing of the Company’s common stock will be transferred from the Nasdaq Global Market to the Nasdaq Capital Market, effective as of March 14, 2025. The Extension Notice has no other immediate effect on the listing of the Company’s common stock.

If at any time before September 8, 2025, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that the Company has achieved compliance with the Rule. If compliance with the Rule cannot be demonstrated to Nasdaq’s satisfaction by September 8, 2025, Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Hearings Panel.

The Company intends to continue to actively monitor the bid price for its common stock between now and September 8, 2025, and will consider available options to resolve the deficiency and regain compliance with the Rule. These options include, but are not limited to, effecting a reverse stock split, if necessary, to attempt to regain compliance. If the Company does not regain compliance within the additional compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There is no assurance, however, that the Company will regain compliance with the Rule or that the Company’s common stock will not be delisted from Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNITION THERAPEUTICS, INC.

By:	/s/ Lisa Ricciardi
Name:	Lisa Ricciardi
Title:	President and Chief Executive Officer

Date: March 12, 2025